SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of May 14, 2009 by and between Senior Optician Service, Inc., a Nevada corporation (hereinafter referred to as "SOSV") and Honggang Yu and Jichun Li, the shareholders of Vantone International Group Inc. (hereinafter referred to as the “Vantone Shareholders”), a Nevada corporation (hereinafter referred to as the "Vantone International").

WHEREAS, the Vantone Shareholders own all of the issued and outstanding capital stock of Vantone International; and

WHEREAS, Vantone International owns 100% of the registered capital of Shenyang Vantone Healthcare Products Manufacturing Co., Ltd (“Vantone Manufacturing”), a company organized under the laws of The People’s Republic of China

WHEREAS, Vantone Manufacturing has exclusive control over the business of, the right to all revenues obtained by, and responsibility for all of the expenses incurred by Shenyang Vantone Yuan Trading Co., Ltd, a company organized under the laws of The People’s Republic of China (“Vantone Yuan”), the relationship of which is generally identified as “entrusted management”; and

WHEREAS, the Vantone Shareholders desire to transfer the capital stock of to SOSV and SOSV desires to acquire the shares.

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule or ordinance applicable to the businesses or corporate existence of SOSV, Vantone International, Vantone Manufacturing, or Vantone Yuan.

b.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax,                     use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax,

withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

            (ii) any liability for the payment of any amounts of the type described in clause (i)                  above as a result of being a member of an affiliated, consolidated, combined or                  unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses   (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Share Exchange.

a.

On the Closing Date (defined herein), the Vantone Shareholders shall transfer and assign to SOSV all of the issued and outstanding capital stock of Vantone International.  The Vantone Shareholders represent and warrant that upon delivery to SOSVof the stock certificates duly endorsed for transfer, all right, title and interest in said shares will be transferred to SOSV free of Liens, claims and encumbrances.

b.

On the Closing Date, SOSV shall deliver to Honggang Yu or his assignees 19,157,600 shares of common stock, and to Jichun Li or his assignees 4,789,400 shares of common stock (the 23,947,000 shares in aggregate being the “Exchange Shares”). SOSV warrants that the Exchange Shares, when so issued, will be duly authorized, fully paid and non-assessable.

c.

 The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by SOSV to the Vantone International Shareholder shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.

Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for SOSV, simultaneously with the execution of this Agreement (the “Closing Date”).

4.

Warranties and Representations of Vantone Shareholders  In order to induce SOSV to enter into this Agreement and to complete the transaction contemplated hereby, Vantone Shareholders warrant and represent to SOSV that:

a.

Organization and Standing – Vantone International .  Vantone International is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Vantone International previously delivered to SOSV are true and complete as of the date hereof.

b.

Capitalization – Vantone International .  Vantone International’ entire authorized capital stock consists of 100,000 shares of common stock, $.001 par value, all of which are issued and outstanding.  There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Vantone International or the Shareholders is bound, calling for the issuance of any additional equity securities of Vantone International.  All of the outstanding Vantone International common stock has been duly authorized and validly issued and is fully paid and non-assessable and was not issued in violation of any preemptive rights or any Applicable Law.

c.

Ownership of Vantone International Shares. The Vantone Shareholders are the sole owners of the outstanding shares of Vantone International common stock.  By the transfer of the Vantone International common stock to SOSV pursuant to this Agreement, SOSV will acquire good and marketable title to 100% of the capital stock of Vantone International, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Vantone International common stock will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.

Business Operations and Liabilities – Vantone Manufacturing . Prior to April 1, 2007, Vantone Manufacturing engaged in manufacture, processing, and distribution of daily commodities. Since then, Vantone Manufacturing has also conducted the business operations described in the Entrustment Management Agreements between Vantone Manufacturing and Vantone Yuan.

e.

Organization and Standing – Vantone Manufacturing.  Vantone Manufacturing is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China. Vantone Manufacturing has all of the government licenses and permits necessary to carry on its business as now conducted, and to own and operate its assets, properties and business.

f.

Organization and Standing – Vantone Yuan.  Vantone Yuan is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China. Vantone Yuan has all of the government licenses and permits necessary to carry on its business as now conducted, and to own and operate its assets, properties and business.

g.

Entrusted Management Agreements between Vantone Manufacturing and Vantone Yuan.  Effective on April 1, 2007 Vantone Manufacturing, Vantone Yuan and the registered equity holders in Vantone Yuan signed three agreements, including Entrusted Management Agreement, Proxy Agreement and Purchase Option and Cooperation Agreement (collectively referred as the “Entrusted Management Agreements”). The purpose of these agreements is to transfer to Vantone Manufacturing full responsibility for the management of Vantone Yuan, as well as all of the financial benefits and liabilities that arise from the business of Vantone Yuan.  Each of the Entrusted Management Agreements has a term of eleven years and six months. Neither Vantone Yuan nor Vantone Manufacturing has defaulted in any of the agreements, and all of the agreements remain in full force and effect.

h.

Financial Statements.  The Vantone Shareholders delivered to SOSV (i) the consolidated financial statements of Vantone Manufacturing for the year ended March 31, 2008 and the period from inception to March 31, 2007 (the “Vantone Manufacturing Financial Statements”) and (ii) the financial statements of Vantone International for the nine month periods ended December 31, 2008 and 2007 (the “Vantone International Financial Statements”).  The Vantone Manufacturing Financial Statements and the Vantone International Financial Statement have been prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition of Vantone Manufacturing and Vantone International as of the dates thereof. The Vantone Manufacturing Financial Statements  have been reported on by an independent accountant registered with the PCAOB.

i.

Absence Of Certain Changes Or Events.  Since December 31, 2008, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Vantone Manufacturing, Vantone Yuan or Vantone International or (B) any damage, destruction, or loss to Vantone Manufacturing, Vantone Yuan or Vantone International (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Vantone Manufacturing, Vantone Yuan and Vantone International; and neither of Vantone Manufacturing, Vantone Yuan or Vantone International have become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Vantone Manufacturing, Vantone Yuan and Vantone International.

j.

Ownership of Assets.  Except as specifically identified in the Vantone International Financial Statements, Vantone Manufacturing  and Vantone Yuan have good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any:  its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by Vantone Manufacturing or Vantone Yuan as of this date.  Except in the ordinary course of its business and except as reflected in the notes to the Vantone International Financial Statements , neither Vantone Manufacturing nor Vantone Yuan has disposed of any such asset since December 31, 2008.

k.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Vantone International, Vantone Manufacturing or Vantone Yuan in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

l.

Taxes.  Each of Vantone International, Vantone Manufacturing and Vantone Yuan has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith or as reflected on the Vantone Manufacturing Financial Statements.  There is no material claim for taxes that is a Lien against the property of Vantone International, Vantone Manufacturing, or Vantone Yuan other than Liens for taxes not yet due and payable.

m.

Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Vantone International, Vantone Manufacturing, Vantone Yuan, or against their Officers or Directors, or the Vantone Shareholders that arose out of their operation of Vantone Manufacturing or Vantone Yuan.  Neither Vantone International, Vantone Manufacturing, Vantone Yuan, nor the Vantone Shareholders are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Vantone Manufacturing,Vantone Yuan or Vantone International.

n.

No Debt Owed to the Vantone Shareholders.  Neither of Vantone International, Vantone Manufacturing, nor Vantone Yuan owes any money, securities, or property to the Vantone Shareholders, or any member of their family or to any company controlled by or under common control with such a person, directly or indirectly, except as specifically identified in the Vantone International Financial Statements

o.

Intellectual Property And Intangible Assets.

To the knowledge of the Vantone Shareholders, Vantone Yuan has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Vantone Yuan has not received any written notice that the rights of any other person are violated by the use by Vantone Yuan of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Vantone Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

p.

Validity of the Agreement.  This Agreement has been duly executed by the Vantone Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Incorporation or Bylaws of Vantone International, the Articles of Association of either  Vantone Manufacturing or Vantone Yuan, or any material agreement or undertaking, oral or written, to which Vantone International, Vantone Manufacturing, Vantone Yuan or the Vantone Shareholders are a  party or are bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by Vantone Manufacturing and Vantone Yuan can continue to be so conducted after completion of the transaction contemplated hereby.

q.

Compliance with Laws.  Vantone Manufacturing’s and Vantone Yuan's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Neither Vantone Manufacturing nor Vantone Yuan is in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Vantone Manufacturing and Vantone Yuan hold all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of their businesses, all of which are now in full force and effect.

5.

Warranties and Representations of SOSV.  In order to induce the Vantone Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, SOSV warrants and represents to the Vantone Shareholders that:

a.

Organization and Standing.  SOSV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of SOSV previously delivered to the Vantone Shareholders are true and complete as of the date hereof.

b.

Capitalization.  SOSV's entire authorized capital stock consists of 100,000,000 shares, par value $0.001 per share. At the Closing, prior to the issuance of shares to the Vantone Shareholders, there will be 5,954,000 shares of SOSV common stock issued and outstanding.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which SOSV is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security, except that Gregory Wilson holds a warrant to acquire shares in SOSV as disclosed in the notes to the financial statements of SOSV included in its Quarterly Report on Form 10-Q for the period ended December 31, 2008.

c.

Corporate Records.  All of SOSV's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.

SEC Filings.  SOSV has filed all reports required by the Rules of the Securities and Exchange Commission, and each report filed within the past twelve months conforms in content to said Rules and is complete and accurate in all material respects.

e.

 Absence Of Certain Changes Or Events.  Since December 31, 2008, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of SOSV or (B) any damage, destruction, or loss to SOSV (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of SOSV; and SOSV has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on SOSV.

f.

Taxes.  SOSV has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of SOSV other than Liens for taxes not yet due and payable.

g.

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting SOSV or against SOSV’s former Officers or Directors that arose out of their operation of SOSV.  SOSV is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.

Validity of the Agreement.  All corporate and other proceedings required to be taken by SOSV in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by SOSV, and constitutes a valid and binding obligation of SOSV, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, SOSV's Articles of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which SOSV is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

i.

Trading Status.  SOSV’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “SOSV” To the knowledge of SOSV, SOSV has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

j.

SEC Status.

The common stock of SOSV is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  SOSV has filed all reports required by the applicable regulations of the SEC.

k.

Compliance with Laws.  SOSV’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  SOSV is not in violation of any Applicable Law.

6.

Deliveries at Closing

a.

At the Closing the Vantone Shareholders shall deliver to SOSV the certificates for their shares of Vantone International duly endorsed for transfer to SOSV.

b.

At the Closing, SOSV shall deliver to the Vantone Shareholders or their assignees certificates for the Exchange Shares.

7.

Restriction on Resale. The Exchange Shares to be issued by SOSV to the Vantone Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) SOSV receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for SOSV, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Vantone Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR SENIOR OPTICIAN SERVICE, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SENIOR OPTICIAN SERVICE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.

Applicable Law.    This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

9.

Assignment; Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.  This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

10.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

SENIOR OPTICIAN SERVICE, INC.

By: /s/ Honggang Yu

      Honggang Yu, Chief Executive Officer

/s/ Honggang Yu

       HONGGANG YU

 /s/ Jichun Li

      JICHUN LI